UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 21, 2003

NEXTEL PARTNERS, INC.

(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point Kirkland, Washington 98033 (425) 576-3600
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 12.                            Results of Operations and Financial Condition.

On October 21, 2003, Nextel Partners, Inc. (the “Company”) announced its financial results for the fiscal quarter ended September 30, 2003.  The foregoing information is provided pursuant to Item 12, “Results of Operations and Financial Condition,” on Form 8-K.  The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.  A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in the attached press release includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, ARPU, LRS, free cash flow, net capital expenditures, net loss excluding the loss on early retirement of debt, and loss attributable to common stockholders excluding the loss on early retirement of debt.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  As described more fully in the notes to the financial tables attached to the press release, management believes these non-GAAP measures provide meaningful additional information about the Company’s performance and its ability to service its long-term debt and other fixed obligations and to fund its continued growth.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the financial tables attached to the press release.  In addition, to view these and other reconciliations and information about how to access the conference call discussing the Company’s third quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

The attached press release contains forward-looking statements relating to the Company’s performance.  A more thorough discussion of certain factors which may affect the Company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and will also be included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 to be filed in the fourth quarter of 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: October 21, 2003	By:	/s/ JOHN CHAPPLE
John Chapple
Chief Executive Officer and President